                                                                    Exhibit 99.3

                        STRATEGIC NETWORK DESIGNS, INC.

                               For the Years Ended
                           December 31, 1999 and 1998





                                                               Page
                                                               ----

Independent Auditors' Report                                    1

Balance Sheets                                                  2

Statements of Operations                                        3

Statement of Stockholders' Equity                               4

Statements of Cash Flows                                        5

Notes to Financial Statements                                 6 - 12

                          Independent Auditors' Report


To the Stockholders and Board of Directors
Strategic Network Designs, Inc.

We have audited the accompanying balance sheets of Strategic Network Designs, Inc. as of December 31, 1999 and 1998, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Strategic Network Designs, Inc., as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                       AMPER, POLITZINER & MATTIA P.A.

                                              AMPER, POLITZINER & MATTIA P.A.

March 10, 2000
Edison, New Jersey

                         STRATEGIC NETWORK DESIGNS, INC.
                                 Balance Sheets
                                  December 31,

                                                                1999         1998
                                                             ----------   ----------
                        Assets
Current assets
          Cash                                               $  248,023   $   82,656
          Accounts receivable, net of allowance of
          $60,000 and $-0-                                    3,190,607    1,159,359
          Prepaid expenses and other current assets              99,616       95,546
                                                             ----------   ----------
                                                              3,538,246    1,337,561

Property and equipment, net                                     428,372      391,070

Security deposits                                                12,304       12,304
                                                             ----------   ----------
                                                             $3,978,922   $1,740,935
                                                             ==========   ==========

             Liabilities and Stockholders' Equity

Current liabilities
          Note payable                                       $        -   $  300,000
          Current maturities of long-term debt                   69,987       41,600
          Accounts payable and accrued expenses                 945,031      221,785
          Customer deposits                                      67,395       70,411
          Deferred revenue                                      462,302      230,956
          Pension payable                                       103,598       80,520
          Income tax payable                                     40,544            -
                                                             ----------   ----------
                                                              1,688,857      945,272

Long-term debt, net of current maturities                        56,250       44,899
                                                             ----------   ----------
                                                              1,745,107      990,171
                                                             ----------   ----------

Stockholders' equity
          Common stock, 2,000,000 shares authorized,
            1,000,000 Series A and 155,380 and -0- Series B
            shares issued and outstanding, no par value         676,526       18,792
          Additional paid in capital                             43,113       43,113
          Retained earnings                                   1,960,695      691,490
          Deferred stock-based compensation                    (446,519)           -
          Treasury stock - at cost                                    -       (2,631)
                                                             ----------   ----------
           Total stockholders' equity                         2,233,815      750,764
                                                             ----------   ----------
                                                             $3,978,922   $1,740,935
                                                             ==========   ==========

                See accompanying notes to financial statements.

                        STRATEGIC NETWORK DESIGNS, INC.
                            Statements of Operations
                        For the Years Ended December 31,




                                               1999         1998
                                            -----------  ----------

Net sales                                   $11,680,255  $6,461,834

Cost of sales                                 5,505,979   3,195,062
                                            -----------  ----------

Gross profit                                  6,174,276   3,266,772

Operating expenses                            3,919,449   2,676,548
                                            -----------  ----------

Income before interest income and
 provision for income taxes                   2,254,827     590,224

Interest income                                  16,378      14,004
                                            -----------  ----------

Income before provision for income taxes      2,271,205     604,228

Provision for income taxes                       52,000      13,134
                                            -----------  ----------

Net income                                  $ 2,219,205  $  591,094
                                            ===========  ==========

                See accompanying notes to financial statements.

                        STRATEGIC NETWORK DESIGNS, INC.
                       Statement of Stockholders' Equity
                        For the Years Ended December 31,

                                           Common Stock
                                ---------------------------------  Additional                 Deferred
                                 Shares     Shares                   Paid in    Retained    Stock-based    Treasury
                                Series A   Series B     Amount       Capital    Earnings    Compensation    Stock        Total
                                ---------  --------  ------------   --------  ------------  ------------   ---------   ---------
Balance - December 31, 1997            87        -      $ 18,792    $43,113    $  850,396   $       -       $(2,631)  $  909,670

Net income                              -        -             -          -       591,094           -             -      591,094

Stockholders' distributions             -        -             -          -      (750,000)          -             -     (750,000)
                                ---------  -------  ------------   --------    ----------   ---------   -----------   ----------

Balance - December 31, 1998            87        -        18,792     43,113       691,490           -        (2,631)     750,764

Net income                              -        -             -          -     2,219,205           -             -    2,219,205

Retirement of treasury stock            -        -        (2,631)         -             -           -         2,631            -

Effect of 11,494.252873-for
 one-stock split                  999,913        -             -          -             -           -             -            -

Deferred stock-based
 compensation                           -  155,380       660,365          -             -    (660,365)            -            -

Amortization of deferred
 stock-based compensation               -        -             -          -             -     213,846             -      213,846

Stockholders' distributions             -        -             -          -      (950,000)          -             -     (950,000)
                                ---------  -------  ------------   --------    ----------   ---------   -----------   ----------

Balance - December 31, 1999     1,000,000  155,380      $676,526    $43,113    $1,960,695   $(446,519)  $-            $2,233,815
                                =========  =======  ============   ========    ==========   =========   ===========   ==========

                See accompanying notes to financial statements.

                        STRATEGIC NETWORK DESIGNS, INC.
                            Statements of Cash Flows
                        For the Years Ended December 31,

                                                        1999         1998
                                                    ------------  ----------
Cash flows from operating activities
 Net income                                         $ 2,219,205   $ 591,094
                                                    -----------   ---------
 Adjustments to reconcile net income to net cash
  from operating activities
 Stock-based compensation                               213,846           -
 Depreciation                                           193,354     179,547
 Bad debt expense                                        60,000           -
 (Increase) decrease in
   Accounts receivable                               (2,091,248)   (179,602)
   Prepaid expenses and other current assets             (4,070)    (69,881)
   Other                                                      -      (9,844)
 Increase (decrease) in
   Accounts payable and accrued expenses                723,246      49,732
   Customer deposits                                     (3,016)     70,411
   Deferred revenue                                     231,346     (33,047)
   Pension payable                                       23,078      29,460
   Income tax payable                                    40,544           -
                                                    -----------   ---------
    Total adjustments                                  (612,920)     36,776
                                                    -----------   ---------
                                                      1,606,285     627,870
                                                    -----------   ---------

Cash flows from investing activities
 Payments for property and equipment                   (230,656)   (252,385)
                                                    -----------   ---------
                                                       (230,656)   (252,385)
                                                    -----------   ---------

Cash flows from financing activities
 (Payments of) proceeds from note payable              (300,000)    214,900
 Principal payments of long-term debt                   (60,262)    (38,501)
 Proceeds from long-term debt                           100,000           -
 Stockholders' distributions                           (950,000)   (750,000)
                                                    -----------   ---------
                                                     (1,210,262)   (573,601)
                                                    -----------   ---------

Net change in cash                                      165,367    (198,116)

Cash - beginning                                         82,656     280,772
                                                    -----------   ---------

Cash - ending                                       $   248,023   $  82,656
                                                    ===========   =========

Supplemental disclosure of cash paid
 Interest                                           $    21,051   $  22,218
     Income taxes                                             -      55,983

                See accompanying notes to financial statements.

Note  1 -  Summary of Significant Accounting Policies
           ------------------------------------------
Operations
----------

Strategic Network Designs, Inc. (the "Company") is a project consulting firm specializing in customer relationship management ("CRM") systems and e-commerce enablement through sales force automation. Among the Company's core competencies are building technology solutions for complex remote and mobile sales organizations of corporate customers located throughout the United States. Services offered include technology consulting, application design, application development, systems integration, and operational support. The Company maintains its headquarters in Clark, New Jersey. Credit is granted to substantially all customers.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
-------------------

The Company's revenue is primarily from consulting services. Revenue is recognized as services are performed and costs are incurred at contracted rates. Revenue from product sales is recognized when the goods are delivered.

Property and Equipment
----------------------
Property and equipment is stated at cost less accumulated depreciation. Depreciation is provided over the estimated useful lives of the assets as follows:

                                                           Estimated
                                         Method            Useful Life
                                    -----------------      -----------

          Office equipment          Declining balance        5 years
          Leasehold improvements      Straight line          5 years
          Furniture and fixtures    Declining balance        7 years
          Internal-use software       Straight line          3 years

Income Taxes
------------

The Company has elected to be taxed as a S-Corporation for federal and state tax purposes. Under this election substantially all of the profits, losses, credits, and deductions of the Company are passed through to the individual stockholders.

Stock Compensation Plan
-----------------------

The Company has elected to follow Accounting Principals Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for its

                        STRATEGIC NETWORK DESIGNS, INC.
                         Notes to Financial Statements

employee stock compensation. Under this method, compensation cost is measured as the amount by which the market price of the underlying stock exceeds the cash received for the stock.

                        STRATEGIC NETWORK DESIGNS, INC.
                         Notes to Financial Statements


Note  1 - Summary of Significant Accounting Policies - (continued)
          ------------------------------------------
  Cost of Computer Software Developed for Internal Use
  ----------------------------------------------------

  As of January 1, 1998, the Company adopted Statement of Position 98-1 ("SOP 98-1"), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1 provides guidance on when costs incurred for internal-use software are, and are not, capitalized.

  Advertising Costs
  -----------------
  Advertising costs are expensed as incurred. Such expense for the years ended December 31, 1999 and 1998, was $81,599 and $45,689, respectively.

  Reclassifications
  -----------------
  Certain reclassifications have been made to prior years statement of operations in order to conform to the current year presentation.

Note  2 - Concentration of Cash Balance
          -----------------------------

  At December 31, 1999 and 1998, cash balances of $581,910 and $119,938, respectively, were maintained in a bank account insured by the Federal Deposit Insurance Corporation (FDIC). These balances exceed the insured amount of $100,000.

Note  3 - Property and Equipment
          -----------------------
                                                    December 31,
                                                 1999        1998
                                                 ----        ----

 Office equipment                             $  707,451   $ 569,066
 Leasehold improvements                           43,273      17,800
 Furniture and fixtures                          240,412     173,614
 Internally developed software                   115,091     115,091
                                              ----------   ---------
                                               1,106,227     875,571
 Accumulated depreciation                       (677,855)   (484,501)
                                              ----------   ---------

 Property and equipment                       $  428,372   $ 391,070
                                              ==========   =========

  Depreciation expense was $193,354 and $179,547 for the years ended December 31, 1999 and 1998, respectively.

Note  4 - Note Payable
          ------------

  The Company has a line of credit of $750,000. Borrowings under the line of credit bear interest at prime and are due on demand. The line of credit expires March 31, 2000, is collateralized by substantially all assets of the Company, and is personally guaranteed by the stockholders. The note payable has requirements for maintaining various financial ratios, including a minimum debt service coverage ratio of 1.25 and a maximum leverage ratio of 3.0.

                        STRATEGIC NETWORK DESIGNS, INC.
                         Notes to Financial Statements

The prime rate at December 31, 1999 and 1998, was 8.50% and 7.75%, respectively.

                       STRATEGIC NETWORK DESIGNS, INC.
                        Notes to Financial Statements

Note  5 - Long-term Debt
          --------------
                                                                 December 31,
                                                              1999       1998
                                                             --------  -------

          Note payable to a bank through January 2001,
          payable at $3,931 per month including interest
          at 8.25%, collateralized by substantially all
          assets of the Company, and personally guaranteed
          by the stockholders. The long-term debt
          agreement has requirements for maintaining
          various financial ratios, including a minimum
          debt service coverage ratio of 1.25 and a
          maximum leverage ratio of 3.0.                     $ 44,987  $86,499

          Note payable to a bank through March 2003,
          payable at $2,083 per month plus interest
          at the bank's prime rate plus 0.25%,
          collateralized by substantially all assets of
          the Company, and personally guaranteed by
          the stockholders.  The long-term debt
          agreement has requirements for maintaining
          various financial ratios, including a minimum
          debt service coverage ratio of 1.25 and a
          maximum leverage ratio of 3.0.                       81,250        -
                                                             --------  -------

          Total                                               126,237   86,499
          Less current maturities                              69,987   41,600
                                                             --------  -------
          Long-term debt, net of current maturities          $ 56,250  $44,899
                                                             ========  =======

          The approximate aggregate amount of all long-term debt maturities for the years ending December 31, is as follows:

                  2000                                                 $70,000
                  2001                                                  25,000
                  2002                                                  25,000
                  2003                                                   6,250

Note  6 - Deferred Revenue
          ----------------

          The Company has a two-year outsourcing contract with one of its customers that expires September 2000. This contract contains provisions for subsequent one-year renewals. The customer is billed sixty days in advance for remote access users at a specified rate per user. The prebilled amount is charged to deferred revenue and is recognized each month based on the number of actual users.

                       STRATEGIC NETWORK DESIGNS, INC.
                        Notes to Financial Statements

Note  7 - Sales Mix
          ---------

       The Company's mix of consulting services and hardware sales was 95% and 5%, respectively, for the year ended December 31, 1999, and 87% and 13%, respectively, for the year ended December 31, 1998. The gross profit related to consulting services and hardware sales is 55% and 21%, respectively, for the year ended December 31, 1999, and 59% and 16%, respectively, for the year ended December 31, 1998. This created a combined gross profit of 53% and 51% for the years ended December 31, 1999 and 1998, respectively.

Note  8 - Income Taxes
          ------------
       Deferred tax attributes resulting from differences between financial accounting amounts and tax bases of assets and liabilities at December 31, 1999 and 1998, are immaterial.

       The provisions for income taxes consist of current state tax expense.

Note  9 - Operating Leases
          ----------------

       The Company leases office space under a twenty-one-month lease expiring September 30, 2000. The monthly payment under the current lease is $21,892. The Company is required to pay utilities, insurance, and other costs related to the leased facilities. Rental expense was $269,700 and $136,833 for the years ended December 31, 1999 and 1998, respectively.

Note 10 - Employee Benefit Plan
          ---------------------

       The Company maintains a 401(k) Savings Plan for employees. The terms of the Plan define qualified employees as those over 18 years of age, with one full calendar quarter of service with the Company. Employee contributions are discretionary to a maximum of 15% of compensation. The Company contributes a discretionary amount to the 401(k) Savings Plan. The expense for the years ended December 31, 1999 and 1998, was $103,598 and $80,520, respectively.

Note 11 - Stock Split
          -----------

       Effective August 12, 1999, the Company's stockholders approved a 11,494.252873 for one stock split with regard to its Series A Common Stock. The effects of the stock split were to increase the number of issued and outstanding shares of Series A Common Stock from 87 to 1,000,000. The amount of authorized shares changed from 2,500 to 1,000,000 Series A voting common stock and 1,000,000 Series B non-voting common stock. All references in the financial statements to number of shares authorized, issued and outstanding have been retroactively restated to reflect the increased number of shares outstanding.

Note 12 - Stock-Based Compensation
          ------------------------

       In August 1999, the Company issued 155,380 shares of stock to key employees. The shares vest at various dates ranging from February 2000 to August 2002. The market value of the stock awarded to key employees has been estimated at $660,365 which has been recorded as a separate component of stockholders' equity. The Company amortizes deferred stock-based compensation over each individual's vesting period.

                        STRATEGIC NETWORK DESIGNS, INC.
                         Notes to Financial Statements

Note 13 - Major Customers
          ---------------

       The Company had three major customers who accounted for 85% and 76% of total sales during the year ended December 31, 1999 and 1998, respectively. These customers accounted for 84% and 72% of accounts receivable as of December 31, 1999 and 1998, respectively. Major customers are considered to be those who accounted for more than 10% of total sales.

Note 14 - Year 2000
          ---------

       The Company has completed the upgrade of all computer systems and telephone equipment to be Year 2000 compliant. Furthermore, the Company received assurance from its major vendors that their systems are Year 2000 compliant. However, Year 2000 problems may not surface until after January 1, 2000.